                                                                   Exhibit 10.7


                                                                         Pathnet

                               BINDING TERM SHEET

            By and Between Pathnet, Inc. and American Tower Corporation

      This BINDING TERM SHEET is made and entered into as of the 17th day of February, 1998, by and between PATHNET, INC. ("Pathnet"), a Delaware corporation having its principal place of business at 1015 31st Street, N.W., Washington, D.C. 20007 and AMERICAN TOWER CORPORATION ("ATC"), a Delaware corporation having its principal place of business at 3411 Richmond Avenue, Houston, Texas 77046-0501.

                              W I T N E S S E T H:

      WHEREAS, Pathnet is engaged in the business of creating high capacity, digital microwave communications systems for purposes of marketing and selling the excess long distance telecommunications capacity created by such systems;

      WHEREAS, ATC is the owner of existing and future tower assets as identified in Exhibit A;

      WHEREAS, Pathnet is seeking a potential strategic alliance with ATC to act as ATC's sole representative for the purpose of (i) installing a high capacity digital microwave system along ATC's tower assets and sites, as identified in Exhibit A, and (ii) creating capacity to be marketed and sold by Pathnet which, under the Pathnet program, will generate revenue for both Pathnet and ATC.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

      1. Preliminary Services and Proposal. Upon execution of this Binding Term Sheet (referred to herein as "BTS"), Pathnet will conduct preliminary engineering studies and undertake an analysis of ATC's tower assets which will be delivered to ATC in the form of a proposal book (referred to herein as the "Pathnet Proposal"). Pathnet's preliminary studies and analysis will assist ATC and Pathnet in determining whether to install a high capacity digital microwave system constructed with SONET architecture (the "System") along certain ATC's tower paths using ATC tower assets and sites. Pathnet will (i) within sixty (60) days from the date of this BTS, commence performance of the preliminary site inspection services listed below and (ii) thereafter, issue its findings upon completion of such preliminary services in the form of the Pathnet Proposal.

      A. Inventory and survey ATC's existing microwave sites and supporting facilities based on information provided by ATC;

      B. Conduct microwave path studies and reliability analyses that will provide performance data and serve as the engineering basis for design of the System;

      C. Conduct a preliminary evaluation of the probability of successfully coordinating frequencies on the System;

      D. Determine whether a structural analysis of ATC's towers and loading factors (for metal towers only) is required;

      E. Determine potential paths to develop and site locations for new towers, if any;

      F. Develop a preliminary business case model for the deployment of a Pathnet/ATC System; and

      F. Preliminarily design the System.

Provided, however, Pathnet's obligation to provide such preliminary services and issue the Pathnet Proposal is contingent upon ATC providing to Pathnet all information necessary to perform such preliminary services and issue the Pathnet Proposal.

      2. Terms of a Potential Relationship. Upon completion of the preliminary studies and analysis and at the end of the Reservation Period (as defined below), Pathnet and ATC shall agree as to such tower assets and sites that are economically and technologically feasible to develop the System, which assets and sites shall be listed in Exhibit B, as follows:

      A. System development responsibilities will be as follow: (i) Pathnet will pay for and provide the radios, radio software, antenna, waveguide, and multiplexers required to develop and operate the System, and (ii) ATC will provide the towers, shelters (subject to existing equipment colocation agreements with CSX), real property, power supply (as exists), and related physical assets and infrastructure, as such assets currently exist at the site; provided (X) Pathnet or ATC (at ATC's discretion) will have the right to upgrade such assets as required to develop and operate the System; (Y) ATC will provide intermediate sites required to complete certain paths or segments in order to create a linear point-to-point network; and (Z) ATC will provide Pathnet interconnection sites to other networks, as requested by Pathnet and as available for Pathnet's use.

      B. ATC will provide six (6) months of free access to all tower sites owned by ATC and as required by Pathnet. Such six (6) month term to begin on May 1, 1998 (the "Reservation Period"). After expiration of the reservation period, a fee to reserve each site selected by Pathnet will be applicable ("Reservation Fee"). The Reservation Fee will be in the amount of three hundred dollars ($300) per month per site, and shall continue until the Pathnet system becomes operational and available for commercial traffic, as mutually determined by the parties. Upon completion of the Reservation Period, the parties shall attach hereto in the form of Exhibit B a list of such tower assets and sites which shall be subject to the Reservation Fee, which exhibit may be amended from time to time upon mutual agreement of the parties. All revenue sharing as outlined in paragraph 2.c will become effective once the System is operational and available for commercial service; provided the parties shall execute a lease agreement in the form of Exhibit C setting forth the rights and obligations of each party as to the tower assets and sites on such System (the "Lease Agreement").

      C. Upon execution of the Lease Agreement, revenue sharing will commence under the following terms: (i) ATC will receive between three and five (3 and 5%) percent of the collected revenue and (ii) Pathnet will receive between ninety-seven and ninety-five (97 and 95%) percent of collected revenue; provided such revenue sharing allocation will be based on the capital contribution made by Pathnet to the development of the System. Such contribution and revenue allocation will be set on a sliding percentage based on the following outside parameters: (i) Pathnet will receive ninety-seven (97%) percent (and ATC will receive 3%) if it contributes an amount equal to or greater than one hundred thousand dollars ($100,000) for site development and (ii) Pathnet will receive ninety-five (95%) percent (and ATC will receive 5%) if Pathnet does not contribute capital to the site development. Such revenue sharing terms shall be specified in the Lease Agreement.

      D. Subject to paragraph 2.b. above, Pathnet will have the right to reserve capacity on certain towers and paths; provided Pathnet commences construction on such towers and paths within fourteen (14) months after the end of the Reservation Period.

      3. Ownership of Pathnet Work Product. Any and all documents and preliminary reports created as a result of providing the preliminary services and the Pathnet Proposal will remain the property of Pathnet. Pathnet agrees to allow ATC access to the data and the information contained in such documents and reports. ATC agrees that it will not retain and that it will return to Pathnet, any copies of such reports or other documents provided by Pathnet, unless and until such time as the parties enter into the Lease Agreement.

      4. No Discussions with Other Parties. ATC agrees that for a period of six
(6) months from the execution date of this BTS, ATC will not negotiate or enter into any other agreement with any other party concerning the use of its tower assets for developing a System; provided nothing herein shall prevent ATC from meeting its obligations to CSX under existing agreements between ATC and CSX.

      5. Access to Sites and Information. On a segment by segment basis, ATC will use its best efforts to provide Pathnet (i) access to all sites and (ii) all the relevant information and data in ATC's possession, custody and control that would be of assistance to Pathnet in the performance of Pathnet's inspection and review of ATC's tower network, including the evaluation of ATC's existing tower assets, sites (whether containing a tower or not), equipment, specifications, equipment sheds, and rights-of-ways.

      6. Maintenance. ATC will provide maintenance services for the towers, shelters and sites. Maintenance of Pathnet equipment will be the responsibility of Pathnet; provided ATC shall assist Pathnet in identifying service providers for Pathnet equipment.


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

      7. Certificates of Insurance. Upon the request of ATC, Pathnet will furnish ATC with current certificates of the insurance evidencing the coverage in both type and amount which shall be in form reasonably satisfactory to ATC.

      8. Indemnification by Pathnet. Pathnet and its agents agree to abide by all applicable laws, regulations, and specific safety regulations during tower site visits. In addition, Pathnet agrees to indemnify, defend and hold harmless ATC from and against any liability directly resulting from Pathnet's access to ATC's facilities during the period of this BTS.

      9. Term and Cancelation of BTS. This BTS is valid until (i) the end of the Reservation Period, if and only if Pathnet elects not to pay any Reservation Fee for any tower assets and sites, (ii) upon execution of a Lease Agreement in the form of Exhibit C for those tower assets and sites upon which Pathnet will develop the System or (iii) in the event the parties do not execute a Lease Agreement, fourteen (14) months after the end of the Reservation Period. Except for as provided herein, this BTS may not be terminated without the written mutual consent of the parties.

AMERICAN TOWER CORPORATION

By: /s/ D. G. Norman
    -------------------
Name:  D. G. Norman
       -----------------
Title: Vice President
       -----------------
Date:  2/17/98
       -----------------

PATHNET, INC.


By: /s/ Dave Schaeffer
    -------------------
Name:  Dave Schaeffer
       -----------------
Title: Chairman
       -----------------
Date:  2/16/98
       -----------------


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

                              [PATHNET LETTERHEAD]

                         AMENDMENT TO BINDING TERM SHEET

                                 By and Between

                  Pathnet, Inc. and American Tower Corporation

                             Dated February 17, 1998

In further consideration of the mutual promises contained in the Binding Term Sheet, dated February 17, 1998, by and between Pathnet, Inc. and American Tower Corporation, the parties hereby agree to amend EXHIBIT A to include the additional sites and tower assets as set forth in the attachment hereto.

Agreed to and accepted as of
the date written below:

AMERICAN TOWER CORPORATION

By: /s/ D. G. Norman
    ------------------------
Name:   D. G. Norman
Title:  Vice President
Date:   February 25, 1998

PATHNET, INC.

By: Richard A Jalkut
    ------------------------
Name:   Richard A. Jalkut
Title:  President & CEO

                              [Pathnet Letterhead]

                      AMENDMENT NO. 2 TO BINDING TERM SHEET

                                 By and Between

                  Pathnet, Inc. and American Tower Corporation

                             Dated February 17, 1998

In further consideration of the mutual promises contained in the Binding Term Sheet, dated February 17, 1998, by and between Pathnet, Inc. and American Tower Corporation (the "BTS"), the parties hereby agree to amend EXHIBIT A to include the additional sites and tower assets as set forth in the attachment hereto, as such sites and tower assets may modify, supplement or duplicate the sites and tower assets set forth in EXHIBIT A to the Binding Term Sheet and the Amendment to Binding Term Sheet, dated February 25, 1998.

Agreed to and accepted as of
the date written below:

AMERICAN TOWER CORPORATION

By: /s/ D. Norman
    ----------------------
Name:   Dudley Norman
Title:  Vice President
Date:   April 8, 1998

PATHNET, INC.

By: /s/ Richard A. Jalkut
    ----------------------
Name:  Richard A. Jalkut
Title: President & CEO